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                                                                    Exhibit 10.4

                           TRADEMARK LICENSE AGREEMENT

This Agreement, effective June 24, 2005, is entered between Residential Capital Corporation, a Delaware corporation, with its principal place of business at 8400 Normandale Lake Boulevard, Minneapolis, MN 55437 ("LICENSEE"), and GENERAL MOTORS ACCEPTANCE CORPORATION ("GMAC"), a Delaware corporation, with its principal place of business at 200 Renaissance Center, Detroit, Michigan 48265, and GENERAL MOTORS CORPORATION ("GM"), a Delaware Corporation, with its principal place of business at 300 Renaissance Center, Detroit, Michigan 48265.

Recitals

This Agreement is entered with reference to the following facts:

A. GMAC is the owner of the various trademarks (collectively "GMAC Marks") as set forth on Annex A attached hereto.

B. GM is the owner of the various trademarks (collectively "GM Marks") set forth on Annex B attached hereto.

C. LICENSEE is or will be engaged in the financial services business including but not limited to originating, purchasing, selling, servicing and securitizing residential mortgage loans; providing warehouse financing to residential mortgage loan originators and correspondent lenders to originate residential mortgage loans; providing real estate brokerage, relocation and closing services; and providing custodial services, banking, consumer financial products, and business lending and investment activities.

D. LICENSEE desires to use the GMAC Marks and GM Marks in connection with its business (the "Products and Services") and GMAC and GM are willing to permit such use upon the terms and conditions in this Agreement.

NOW, THEREFORE, in consideration of the mutual promises contained herein and intending to be legally bound, LICENSEE, GMAC and GM hereby agree as follows:

ARTICLE I - TRADEMARK LICENSE

1.1 License Grant: GMAC and GM hereby grant to LICENSEE a royalty free, nonexclusive license to use, and to grant sublicenses to LICENSEE'S subsidiaries to use and to grant further sublicenses to their respective subsidiaries and franchisees, worldwide in their respective GMAC Marks and GM Marks in forms approved by the respective owner, GMAC or GM prior to such use for the purposes of: (i) offering the Products and Services and
      (ii) advertising and promoting the Products and Services. LICENSEE will be required to manage the

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      use of GMAC Marks and GM Marks in accordance with the GMAC and GM Brand
      Standards published at www.gmacbrand.com and www.gmbrandzone.com (the "Brand Standards"). LICENSEE or its sublicensees may not use in any company name GM Marks or any confusingly similar marks, names or designs .

1.2 No Adverse Claims: LICENSEE recognizes GMAC's and GM's respective ownership in and title to their respective GMAC Marks and GM Marks and LICENSEE and any sublicensees have not acquired, and will not acquire or claim, any right, title or interest adverse to GMAC or GM in the respective GMAC Marks or GM Marks or any confusingly similar marks, names or designs regardless of whether or not they are registered in the United States or any other country. LICENSEE understands and agrees that all sublicense agreements shall contain the same undertaking on behalf of the sublicensees as provided herein with respect to the respective ownership of the GMAC Marks and GM Marks. This provision shall survive the expiration or termination of this Agreement. From time to time, upon the written request of LICENSOR, LICENSEE shall forward to LICENSOR a status report regarding all sub-licensees of LICENSEE, in a form mutually agreeable to the parties. LICENSEE agrees to act as LICENSOR'S quality control agent, enforcing all aspects of the sublicensees' activities under the sublicense agreements, including termination of any sublicense agreement if necessary.

1.3 Registration and Protection of GMAC Marks and GM Marks: GMAC will have the exclusive right to register the GMAC Marks, and LICENSEE agrees to assist GMAC in connection with maintaining such registrations, such as by providing evidence of use, if so requested by GMAC. GM will have the exclusive right to register the GM Marks, and LICENSEE agrees to assist GM in connection with maintaining such registrations, such as by providing evidence of use, if so requested by GM. LICENSEE will advise GMAC or GM, as the case may be, promptly of any apparent infringements of the respective GMAC Marks or GM Marks which come to LICENSEE'S attention. GMAC will have the exclusive right to bring legal action against the infringer of the GMAC Marks and GM will have the exclusive right to bring legal action against the infringer of the GM Marks. LICENSEE will cooperate, and will cause its agents, franchisees, and sublicensees to cooperate, in furnishing any relevant evidence in their possession that would be beneficial in a legal action against an infringer.

1.4 No Misuse of GMAC Marks or GM Marks: LICENSEE will not continue, or permit its sublicensees or agents to continue, any advertising or promotional activity containing the GMAC Marks or GM Marks or business activity conducted under the GMAC Marks or GM Marks if the respective owner GMAC or GM objects that such advertising or promotional activity would be unethical, in poor taste, misleading, deceptive or in the sole discretion of the respective owner GMAC or GM would reflect unfavorably on GMAC or GM.

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1.5   Indemnification: LICENSEE shall indemnify, defend and hold harmless GMAC or GM, as the case may be, its officers, directors and employees from and against any allegations, claims, demands, or causes of action, and all damages, liabilities, judgments, costs (including settlement costs) and expenses associated therewith (including but not limited to reasonable third party attorney's fees) arising out of activities conducted by it or its sublicensees, franchisees, or agents under the respective GMAC Marks or GM Marks. GMAC or GM, as the case may be, shall indemnify, defend and hold harmless LICENSEE and its sublicensees and each of their respective officers, directors, employees, stockholders, agents and representatives from and against any and all damages, to the extent arising or resulting from any actual or alleged trademark violation caused by the authorized use of the respective GMAC Marks or GM Marks in connection with the offering, advertising and promotion of the Products and Services as authorized hereunder.

1.6 Quality Control: LICENSEE agrees that the nature and quality of the Products and Services offered in relation to the GMAC Marks and GM Marks will meet or exceed the Brand Standards. LICENSEE further agrees that its and its agents', franchisees', and sublicensees' advertising, promotions, and publicity will comply with applicable laws and regulations in all material respects. LICENSEE and its agents, franchisees, and sublicensees shall always use the GMAC Marks and GM Marks in connection with the Products and Services strictly conforming to the standards, specifications, and instructions submitted or approved from time to time by GMAC and GM. To assure compliance by LICENSEE and its agents, franchisees, and sublicensees with these requirements, the representatives and agents of GMAC and GM may inspect at all times and on the premises of LICENSEE or its agents, franchisees, or sublicensees, the nature, quality, and performance of the Products and Services. LICENSEE shall from time to time inspect the nature, quality, and performance of the Products and Services of its agents, franchisees, and sublicensees, and the use of the GMAC Marks and GM Marks by its agents, franchisees, and sublicensees, to insure that they comply with the standards, specifications, and instructions submitted and approved by GMAC and GM.

ARTICLE 2- TERM

2.1 Term and Automatic Termination: This Agreement will become effective as of the date first written above and will remain in effect as long as the Operating Agreement (the " Operating Agreement") between the LICENSEE and GMAC is in effect or unless earlier terminated as provided herein. This Agreement will automatically terminate, without the requirement of notice set forth in Section 2.4, at any time that the Operating Agreement terminates.

2.2 Grounds for GMAC or GM Termination: Subject to the termination procedure set forth in Section 2.4, GMAC or GM may terminate this Agreement with respect to

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      their respective licensed GMAC Marks or GM Marks upon the occurrence of any of the following events:

      (a)   LICENSEE materially breaches this Agreement.

      (b) LICENSEE fails to maintain any material permits, licenses or other approvals necessary to offer the Products and Services.

      (c) LICENSEE fails to comply with the written quality standards or quality control provisions of GMAC or GM in any material respect as set forth in Paragraph 1.6.

      (d) LICENSEE, or its officers or agents engage in any business activity that in GMAC's or GM's sole determination reflects unfavorably in any material respect on GMAC or GM.

2.3 Grounds for LICENSEE Termination: Subject to the termination procedure set forth in Section 2.4, LICENSEE may terminate this Agreement with respect to the respective licensed GMAC Marks or GM Marks upon the occurrence of any material breach of this Agreement by GMAC or GM.

2.4 Termination Procedure: A party intending to terminate this Agreement shall first notify the other party of the grounds for the intended termination. In the event the other party fails to remedy such grounds for termination within ninety days after such notice, then the terminating party may terminate this Agreement effective immediately upon notice to the other party.

ARTICLE 3- EFFECTS OF TERMINATION

3.1 Surviving Obligations: Termination of this Agreement for any reason will not relieve a party of any obligation arising prior to such termination.

3.2 Cessation of Use: Upon termination of this Agreement for any reason, LICENSEE will as reasonably practical cease all use, and will cause each of its sublicensees, agents, or branch offices to cease all use, of the respective GMAC Marks or GM Marks and all marks, names, or designs which maybe confusingly similar to the GMAC Marks or GM Marks. With regard to franchisees, LICENSEE shall advise all of its franchisees of the termination of this Agreement and shall cooperate with GMACin connection with either the termination of the sublicense agreements (as permitted under the terms of the sub-license agreements) or the assignment of the rights and obligations of LICENSEE pursuant to such sublicense agreements to GMAC or another licensee of LICENSOR.

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3.3   Materials Bearing GMAC Marks or GM Marks: Upon termination of this
      Agreement for any reason, LICENSEE will as reasonably practical return and cause its agents, franchisees, and sublicensees to return to the respective owner either GMAC or GM, or their authorized agent, any materials bearing the respective GMAC Marks or GM Marks then owned by GMAC or GM or, if GMAC or GM elects, destroy, or cause to be destroyed, all other materials bearing the respective GMAC Marks or GM Marks then in the possession of or controlled by LICENSEE or its sublicensees, franchisees, agents or branch offices.

ARTICLE 4- GOVERNING LAW AND VENUE

THIS AGREEMENT WILL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF MICHIGAN WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS, AND LITIGATION SHALL BE COMMENCED BY A PARTY, IF AT ALL, ONLY IN AN APPROPRIATE MICHIGAN FORUM.

ARTICLE 5- GENERAL PROVISIONS

6.1 No Agency: This Agreement does not constitute a party as the agent or legal representative of any other party. No party is authorized to create any obligation owing to a third party on behalf of any other party.

6.2 Notices: All notices, requests demands and other communications made or given under the terms of this Agreement or in connection herewith will be made in accordance with Section 5 of the Operating Agreement and with a copy to:

                  General Motors Legal Staff
                  Trademark Counsel
                  300 Renaissance Center
                  Mailcode: 482-C23-B21
                  Detroit, MI 482652
                  Phone: 313-665-4703
                  Fax: 3l3-665-4976

6.3 Amendment: No amendment to this Agreement will be binding upon any party unless it is in writing and is signed by the relevant parties. This Agreement supersedes any prior agreements between the parties concerning the subject matter herein.

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6.4   Assignment or Sublicense: Except as otherwise provided in Section 1.1, no party may assign or sublicense any of its rights or delegate any of its duties under this Agreement without first obtaining the written consent of the other relevant party.

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IN WITNESS WHEREOF, the parties have caused two originals of this Agreement to be signed by their duly authorized representatives.

RESIDENTIAL CAPITAL CORPORATION

By /s/ Davee L. Olson
Name:  Davee L. Olson
Title: Chief Financial Officer

GENERAL MOTORS ACCEPTANCE CORPORATION

By /s/ Sanjiv Khattri
Name:  Sanjiv Khattri
Title: Executive Vice President and Chief Financial Officer

GENERAL MOTORS CORPORATION

By /s/ Walter G. Borst
Name:  Walter G. Borst
Title: Treasurer

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                                                                         Annex A

                            GMAC TRADEMARKS LICENSED

                                      GMAC

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                                                                         Annex B

                             GM TRADEMARKS LICENSED

                                       GM

                                       GM FAMILY FIRST

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